     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2002.

                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         REGENERON PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           NEW YORK                                13-3444607
  (State or Other Jurisdiction                 (I.R.S. Employer
   of Incorporation or Organization)           Identification No.)

                           777 OLD SAW MILL RIVER ROAD
                         TARRYTOWN, NEW YORK 10591-6707
                                 (914) 347-7000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Principal Executive Offices)

                          2000 LONG-TERM INCENTIVE PLAN

                            (Full Title of the Plans)

                              STUART KOLINSKI, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           777 OLD SAW MILL RIVER ROAD
                         TARRYTOWN, NEW YORK 10591-6707
                                 (914) 347-7000
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             DAVID GOLDSCHMIDT, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                          NEW YORK, NEW YORK 10036-6522
                                 (212) 735-3000

                         CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES TO BE   AMOUNT TO BE REGISTERED       PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
        REGISTERED                   (1) (2)           OFFERING PRICE PER SHARE      AGGREGATE OFFERING         REGISTRATION FEE (3)
                                                                (3) (4)                  PRICE (4)
 -------------------------   -----------------------   ------------------------       ----------------          --------------------
Common Stock, par value      5,316,184 shares               $14.30                     $76,021,431               $6,994
$0.001 per share


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement shall also cover, in addition to the number of shares stated above, an indeterminate number of additional shares of Common Stock which may become issuable under the Registrant's 2000 Long-Term Incentive Plan (the "2000 Plan") by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

 (2) 316,184 shares of the 5,316,184 shares of Common Stock subject to this Registration Statement were transferred to the 2000 Plan from the Registrant's 1990 Long-Term Incentive Plan, as amended and restated (the "1990 Plan"). Such shares were previously registered under the Securities Act pursuant to registration statements on Forms S-8 filed with Securities and Exchange Commission ("SEC" ) having the following File Numbers and filing dates: 333-50480 (August 5, 1992), 333-85330 (October 19, 1994), 333-97176 (September 20, 1995), 333-33891 (August
         19, 1997) and 333-80663 (June 15, 1999) (collectively, the "Prior
         Registration Statements"). These shares are being carried forward to this Registration Statement pursuant to General Instruction E of Form S-8 and are issuable pursuant to the 2000 Plan.

(3) The fee is based solely on the 5,000,000 shares of Common Stock newly available for issuance under the 2000 Plan and is estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices for a share of Common Stock as reported on the NASDAQ National Market on July 29, 2002. The applicable filing fee for the remaining 316,184 shares was paid in connection with the Prior Registration Statements.

(4)      Estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

This registration statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act ("Instruction E"), and includes the registration statement facing page, this page, the signature page, an exhibit index and relevant opinions and consents. Pursuant to Instruction E: (i) the contents of the Registrant's registration statement on Form S-8 (File No. 333-61132) filed with the SEC on May 17, 2001 are incorporated by reference into this Registration Statement and (ii) 316,184 shares of Common Stock previously registered on the Prior Registration Statements are carried forward into this Registration Statement.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF TARRYTOWN, STATE OF NEW YORK, ON THE 30TH DAY OF JULY, 2002.

                                     REGENERON PHARMACEUTICALS, INC.


                                     By:   /s/ Leonard S. Schleifer, M.D., Ph.D.
                                           -------------------------------------
                                           Leonard S. Schleifer, M.D., Ph.D.
                                           President and Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Leonard S. Schleifer and Stuart A. Kolinski, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                  NAME                                         TITLE                             DATE
                  ----                                         -----                             ----

     /s/ P. Roy Vagelos, M.D.
    ---------------------------------       Chairman of the Board of Directors              July 30, 2002
          P. Roy Vagelos, M.D.

    /s/ Leonard S. Schleifer, M.D., Ph.D.   President and Chief Executive Officer and       July 30, 2002
    ---------------------------------       Director (Principal Executive Officer)
    Leonard S. Schleifer, M.D., Ph.D.

                                            Senior Vice President, Finance &                July 30,  2002
                                            Administration, Chief Financial Officer,
    /s/ Murray A. Goldberg                  Treasurer and Assistant  Secretary
    ---------------------------------       (Principal Financial Officer)
           Murray A. Goldberg

    /s/ Douglas S. McCorkle                 Controller and Assistant Treasurer (Chief       July 30,  2002
    ---------------------------------       Accounting Officer)
           Douglas S. McCorkle

         /s/ Charles A. Baker
    --------------------------------------      Director                                        July 30, 2002
            Charles A. Baker

       /s/ Michael S. Brown, M.D.
    --------------------------------------      Director                                        July 30, 2002
         Michael S. Brown, M.D.

    /s/ Alfred G. Gilman, M.D., Ph.D.
    --------------------------------------      Director                                        July 30, 2002
      Alfred G. Gilman, M.D., Ph.D.

     /s/ Joseph L. Goldstein, M.D.
    --------------------------------------      Director                                        July 30, 2002
        Joseph L. Goldstein, M.D.

    /s/ George D. Yancopoulos, M.D., Ph.D.
    --------------------------------------      Director                                        July 30, 2002
    George D. Yancopoulos, M.D., Ph.D.

      /s/ Eric M. Shooter, Ph.D.
    --------------------------------------      Director                                        July 30, 2002
         Eric M. Shooter, Ph.D.

             /s/ George Sing
    --------------------------------------      Director                                        July 30, 2002
               George Sing

                                  EXHIBIT INDEX


EXHIBIT
NUMBER

4.1 (1)           Amended Restated Certificate of Incorporation, as of December
                  17, 2001.

4.2 (2) By-Laws of the Company, currently in effect (amended as of January 22, 1995).

4.3 (3)           Specimen common stock certificate.

5.1               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1              Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2              Consent of Ernst & Young LLP, Independent Auditors.

23.3 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1              Power of Attorney (included on signature page).

----------------

(1) Incorporated by reference to the Company's Form 10-K for the year ended December 31, 2001, filed with the Commission on March 22, 2002.

(2) Incorporated by reference to the Company's Form 10-K for the fiscal year ended December 31 1999, filed with the Commission on March 6, 2000.

(3) Incorporated by reference to Exhibit (a) to the Company's Form 8-A, filed with the Commission on February 20, 1991.